UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2014

HUDSON CITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26001	22-3640393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

WEST 80 CENTURY ROAD

PARAMUS, NEW JERSEY 07652

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (201) 967-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 16, 2014, the Boards of Directors of Hudson City Bancorp, Inc. (the “Company”) and Hudson City Savings Bank (the “Bank”) each appointed Anthony J. Fabiano to serve as President and Chief Operating Officer. In connection with this appointment, the Company and the Bank have entered into employment agreements with Mr. Fabiano effective as of December 16, 2014 (the “Employment Agreements”). These Employment Agreements replace Mr. Fabiano’s Amended and Restated Two-Year Change of Control Agreement with the Company and the Bank.

The terms of the Employment Agreements run to December 15, 2016, and for two years after any change of control we experience during this period. During this period, the following terms and conditions apply:

•	Mr. Fabiano is entitled to receive: (a) salary at an initial annual rate of $600,000 (which amount is unchanged from the salary increase that occurred at the time of his promotion in September 2014), subject to increase based on Board review, (b) benefits under plans covering our employees and senior executive officers, including the executive officer annual incentive plan, the stock incentive plan, the employee stock ownership plan, the profit incentive bonus plan, the excess and supplemental benefits aggregated in our benefit maintenance plan, and certain welfare benefits, (c) indemnification against liability arising from his service and coverage under a directors & officers liability policy, and (d) reimbursement for ordinary and necessary business expenses and club memberships.

•	If the Company or the Bank terminates Mr. Fabiano’s employment without “cause”, or if Mr. Fabiano resigns from his employment for “good reason” (as such terms are defined in the Employment Agreements), he will be entitled to severance covering a two-year period in the absence of a change of control, or a three-year period if the termination or resignation occurs after a change of control. Any such severance will include payments for estimated salary, bonus and retirement plan benefits (including qualified and non-qualified defined benefit and defined contribution plans) that would have been paid or accrued if Mr. Fabiano’s service continued through the severance period, and will include continued group life, health, dental, accident and long-term disability insurance benefits during that period.

•	If any payments or benefits to be provided to Mr. Fabiano in connection with a change of control would be “excess parachute payments” as described in Section 280G of the Internal Revenue Code of 1986, then these excess parachute payments will be cut back (and will not be provided) unless these payments and benefits would result in an aggregate after-tax benefit to Mr. Fabiano that is at least 5% higher than his payments and benefits with the cutback.

The Company entered into an Agreement and Plan of Merger with M&T Bank Corporation (“M&T”) and Wilmington Trust Corporation, a wholly owned subsidiary of M&T (“WTC”), on

August 27, 2012, that has been amended on three occasions (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company will merge with and into WTC, with WTC continuing as the surviving entity (the “Merger”). The Employment Agreements contain the following provisions that apply only while the Merger Agreement remains effective and after any consummation of the Merger:

•	For purposes of calculating bonus severance, cash incentive awards for the year 2014 are only recognized up to their target level for purposes of calculating any bonus severance.

•	Total bonus severance, if any, will not be less than the total that would have been paid if the Merger had closed and employment had terminated in 2012.

•	Because we have agreed to terminate our employee stock ownership plan in connection with closing of the Merger, no severance will be provided to make-up for allocations that would have occurred under that plan during the severance period.

In the event that the Merger does not become effective and the Merger Agreement is terminated, these provisions will cease to have any effect.

The Employment Agreements apportion liability for the payment of severance benefits between the two entities in the same manner in which the entities apportion compensation, but the Company is jointly and severally liable with the Bank for all obligations under the Bank agreement.

The Employment Agreements also include standard confidentiality and non-solicit provisions and prohibit Mr. Fabiano from directly or indirectly competing against us within any county in the State of New Jersey or any other county in which we maintain an office, for a period of one year following termination of his employment during the term without severance.

The foregoing description is a summary only and is qualified in its entirety by the full text of the Employment Agreements, which are attached as Exhibits 10.51 and 10.52 to this Form 8-K and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of the Company was held on December 16, 2014. As of the close of business on October 21, 2014, the record date for the annual meeting, there were a total of 528,764,950 shares of common stock issued and outstanding and entitled to vote at the annual meeting. At the annual meeting 426,519,393 shares of common stock were represented in person or by proxy, therefore a quorum was present. The following proposals were submitted by the Board of Directors to a vote of security holders and the Company’s independent inspectors of election reported the final results of the vote on each proposal as noted below:

Proposal 1 - Election of Directors.

Each of William G. Bardel, Scott A. Belair, Anthony J. Fabiano, Cornelius E. Golding, Donald O. Quest, M.D. and Joseph G. Sponholz were nominated to serve for a one year term expiring at the annual meeting of shareholders to be held in 2015, or when their successors are otherwise duly elected and qualified. The six directors having received the requisite vote of a majority of the votes cast, as indicated below, were elected as directors of the Company.

Directors	Votes For	Votes Against	Abstentions	Broker Non-Votes
William G. Bardel	353,209,360	10,747,754	1,510,964	61,051,315
Scott A. Belair	352,199,336	11,725,791	1,542,951	61,051,315
Anthony J. Fabiano	357,691,153	6,219,313	1,557,612	61,051,315
Cornelius E. Golding	355,850,134	8,029,956	1,587,988	61,051,315
Donald O. Quest, M.D.	350,961,235	12,992,575	1,514,268	61,051,315
Joseph G. Sponholz	355,142,487	8,829,821	1,495,770	61,051,315

Proposal 2 - The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

The shareholders were asked to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm. The appointment was approved by the requisite vote of a majority of the shares represented in person or by proxy and entitled to vote, as indicated below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
419,300,572	4,593,074	2,625,747	0

Proposal 3 – Approval of a non-binding advisory proposal on named executive officer compensation.

The shareholders were asked to approve the compensation awarded to the Company’s named executive officers as set forth in the Company’s proxy statement in a non-binding advisory vote. This non-binding advisory proposal was approved by the requisite vote of a majority of the shares represented in person or by proxy and entitled to vote, as indicated below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
341,261,637	20,062,509	4,143,932	61,051,315

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit

10.51	Employment Agreement between Hudson City Bancorp, Inc. and Anthony J. Fabiano

10.52	Employment Agreement between Hudson City Savings Bank and Anthony J. Fabiano

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON CITY BANCORP, INC.

By:	/s/ James C. Kranz
James C. Kranz
Executive Vice President and Chief Financial Officer

Dated: December 22, 2014